EXHIBIT INDEX

Exhibit 8.2

BARBOSA, MÜSSNICH & ARAGÃO
ADVOGADOS

PAULO CEZAR ARAGÃO	HENRIQUE VARGAS BELOCH	FERNANDO DE ANDRADE MOTA	PAULA CRISTINA DE ALMEIDA LUCAS
FRANCISCO ANTUNES MACIEL MÜSSNICH	ATADEMES BRANCO PEREIRA	ALEXANDRE HILDEBRAND GARCIA	TRAJANO PONTES NETO
PL¥NIO SIMÕES BARBOSA	DANIELLA M. NEVES REALI FRAGOSO	CAROLINA MALZONI DA MOTTA RABELLO	RENATA MAFFEI PAVIE
CHRISTIANE SCABELL HÖHN	ANDRESSA MOLINA DE PAULA MATOS	FABIANA VIDIGAL DINIZ DE FIGUEIREDO	MARIANA MARQUES DA CUNHA
LUIZ FERNANDO FRAGA	ALEXANDRE COUTO SILVA	FABIANA GOUVEIA RIO C. DE ALMEIDA	LUCIANA MAGALHÃES COSTA
LUIZ ANTONIO DE SAMPAIO CAMPOS	ÁLVARO A. DE F. C. PALMA DE JORGE	PAULA MENA BARRETO PINHEIRO	PEDRO OLIVEIRA DA COSTA
ELAINE DE PAULA PALMER	CAMILA GOLDBERG CAVALCANTI DE FREITAS	ANNA CAROLINA DE OLIVEIRA MALTA	ALEXANDRE RAMOS COELHO
BRUNO CAMARA SOTER DA SILVEIRA	ANNA CEC¥LIA DUTRA	LUCIANA TERRINHA PALMA DE JORGE	ROBERTO DIAS CARNEIRO
LEANDRO LUIZ ZANCAN	LU¥S LORIA FLAKS	LAURA MENDES BUMACHAR	FERNANDA LOMENSO
MARCELO ANDRÉ LAJCHTER	CRISTIANA MOREIRA	FELIPE BERER	MARIA FERNANDA J. BARBOSA
FABIANA PEIXOTO DE MELLO	RAFAEL PADILHA CALÁBRIA	S¥LVIA CÔRTES DE LACERDA RIBEIRO	PAULO CEPPAS FIGUEIREDO
SILVANIA CONCEIÇÃO TOGNETTI	RAFAEL MARADEI	ALESSANDRA ORDUNHA ARARIPE	RENATA ANDRINO ANÇÃ
LUCIANO PUCCINI MEDEIROS	ANDREIA ERTHAL LUZ	SOFIA LEMOS ANTUNES MACIEL	ISABELLA M. L. DE ALBUQUERQUE JORDAN
PEDRO LANNA RIBEIRO	XAVIER TORRES VOUGA	THIAGO RODRIGUES MAIA	DANIELLA GESZIKTER VENTURA
AMIR ACHCAR BOCAYUVA CUNHA	GISELA SAMPAIO DA CRUZ	CARLOS FREDERICO LUCCHETTI BINGEMER	RENATA FAGUNDES MANNARINO
GABRIEL LACERDA TROIANELLI	ROSINEI SILVESTRE LIBANO	HÉLIO ALVAREZ SALES DA CUNHA	VIVIAN CASANOVA DE CARVALHO
	MONIQUE M. MAVIGNIER DE LIMA	MARIANA MARQUES DA CRUZ R. GERK	PEDRO ROMANO FRAGOSO PIRES
PEDRO A. BATISTA MARTINS	ELLEN JUSTE NUñEZ ROMAGUERA SANTOS	MARIA RITA DE CARVALHO DRUMMOND	OCTÁVIO FRAGATA MARTINS DE BARROS
LUIS FERNANDO SCHUARTZ	MARIA BEATRIZ LIRA GOMES	L¥DICE MARQUES DA SILVA XAVIER	CAROLINE WOLLMANN
	PATRICIA OLIVEIRA FERRARI SABINO	MARIANA BARATA HUFFEL	ARIENE D'ARC DINIZ E AMARAL
EDUARDO OBINO CIRNE LIMA	PAULA TAVARES DE LIMA ELIA	LU¥S FELIPE AGUIAR DE ANDRADE	JOSE CARLOS DA MATTA BERARDO
ALINE RANDOLPHO PAIVA	FELIPE DE FREITAS RAMOS	LUIZ FELIPE TENÓRIO DA VEIGA	ALEXANDRE DE LA REZA FELIX
MARIANA GOUTHIER SANTOS CABRAL	FLÁVIA DE OLIVEIRA SENNA	CRISTIANA REBELO	FÁBIO HENRIQUE PERES
MAURO TEIXEIRA SAMPAIO	ALEXANDRE TADEU SEGUIM	MANUELA DOS SANTOS LEITÃO	FERNANDA PEREIRA CARNEIRO
ALEX SCHATKIN CUKIER	RODRIGO ZINGALES O. DO NASCIMENTO	LIGIA REGINI DA SILVEIRA	LET¥CIA TIEMI KYONO
DÉBORA BACELLAR DE ALMEIDA	ALAMY CANDIDO DE PAULA FILHO	IVO TEIXEIRA GICO JÚNIOR	HERNANI CARVALHO JUNIOR
MONICA JAÉN	LUCI MAGALHÃES ALVARES	TATIANA MALAMUD	RACHEL DE OLIVEIRA SAMPAIO DE ANDRADE
PAULO RICARDO FERRARI SABINO	ANDREI FURTADO FERNANDES	ISABELLA VIEIRA MACHADO HENRIQUES	RODRIGO DE TEIVE E ARGOLLO MARIANI
CARLOS AUGUSTO NUNES JR.	LUIS SÉRGIO SOARES MAMARI FILHO	FAB¥OLA A. DE O. BELLO CAVALCANTI	VITOR BUTRUCE
NATASCHA A. O. JAVOSKI	ALINE PEREIRA DA SILVA BAUERMEISTER	JOSÉ OTAVIO HADDAD FALOPPA	MILA MAIA GALHARDO
DANIELA DÜSENBERG JUNQUEIRA	BRUNA BARBOSA LUPPI	APOENA JOELS	FELIPE PORTUGAL
DANIELA VIANA DE O. H. SOARES	ELIAS MARQUES DE MEDEIROS NETO	LUIZA FERREIRA SAMPAIO DE LACERDA	SILVIA SOARES AFONSO
FABIANA FAGUNDES	DEMIAN GUEDES	MARIO FELIPPE DE LEMOS GELLI	NATHALIE DE ARRUDA BARDOT KOKIS
SERGIO KEHDI FAGUNDES	CAROLINA SARDENBERG SUSSEKIND	JOÃO PEDRO BARROSO DO NASCIMENTO	RAFAEL DA ROCHA CASTILHO
CHRISTINE FISCHER KRAUSS	JULIANA PAIVA GUIMARÃES	FELIPE BERLINER	PATRICIA JUNQUEIRA ESMERALDO
CIBELLE LINERO GOLDFARB	RENATA STREIT	TATIANE ALBUQUERQUE P. DO AMARAL
CAMILA CHOUZAL	GABRIELA RIBEIRO NOLASCO	FABIO PERRELLI PEÇANHA
LUCIANA ERNANNY LEGEY	MARCELO GANDELMAN	LEONARDO CAVALCANTE BARBOSA
LIVINSTON M. BAUERMEISTER	JOSÉ LUIS PEREIRA ANDRADE	FELIPE EVARISTO DOS SANTOS GALEA
DANIELLA RAIGORODSKY	LAURA FRAGOMENI	ALEXANDRA R. C. BANDEIRA DE MELLO	CONSULTORAS
GABRIELA RIBEIRO VIANNA	BRUNO LEWICKI	FLÁVIO KODATO MELO	DOMINIQUE BÉTOURNÉ WALTER
RENATA BERMAN ALVIM DE BARROS	PRISCILA JANE AUGUSTO DOS SANTOS	MARIANA ESTER TONELLI VENTURA	LESLIE ROSE

August 24,2005

Companhia Siderúrgica Belgo-Mineira
Av. Carandaí, 1.115,26º andar
Belo Horizonte-MG,Brazil

Ladies and Gentlemen,

We are acting as Brazilian Counsel to Companhia Siderúrgica Belgo-Mineira (“Belgo”)in connection with a proposed merger of 100% of the shares of Companhia Siderúrgica de Tubarão (“CST”) (“Merger of Shares”) and the related filing by Belgo with the US Securities and Exchange Commission (“SEC”) of a registration statement on Form F-4 with respect to the common stock of Belgo to be issued under the Merger of Shares (“Belgo Form F-4”).

We hereby confirm that the discussion set forth in the Belgo Form F-4 and the related prospectus under the caption “Material Tax Considerations – Brazilian Tax Considerations – The Merger of Shares”,insofar as such discussion constitutes summaries of Brazilian law, is our opinion on the matters refered to therein based on what is expressed in Brazilian law currently in force.

We hereby consent to the filing of this opinion with SEC as an exhibit to the Belgo Form F-4 and to any related supplemental registration statement filed pursuant to the rules applicable thereto and to the reference of our name under the caption “Legal Matters” of the Belgo F-4.

Very truly yours,

/s/ Barbosa, Müssnich & Aragão Advogados

Barbosa, Müssnich & Aragão Advogados

RIO DE JANEIRO AV. ALMIRANTE BARROSO, 52 – 32º AND. CEP 20031-000 RIO DE JANEIRO - RJ TEL.: (+55) (21) 3824 5800 FAX.: (+55) (21) 2262 5536 e-mail: mailbox@bmalaw.com.br
SÃO PAULO AV. PRES.JUSCELINO KUBITSCHEK, 50–4º AND. CEP 04543-000 SÃO PAULO-SP TEL.:(+55) (11) 3365 4600 FAX.:(+55) (11) 3365-4597 e-mail: mailbox.sp@bmalaw.com.br
BRAS¥LIA SCS, QD.1 BL.F 30– 7º AND. - ED. CAM. CORREA CEP 70397-900 BRAS¥LIA-DF TEL.:(+55) (61) 32180300 FAX.:(+55) (61) 32180315 e-mail: mailbox.df@bmalaw.com.br